Exhibit 99.1
Pinterest Announces Second Quarter 2026 Results, Delivers 18%
Revenue Growth and Record Users
Q2 Revenue of $1,180 million, an increase of 18% on a reported and 17% on a constant currency basis
All-time high of 640 million global monthly active users, an increase of 11%
Completed over $2 billion of share repurchases year-to-date at an average price of $18.17
SAN FRANCISCO, Calif. - August 4, 2026 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended June 30, 2026.
•Revenue was $1,180 million, growing 18% year over year. On a constant currency basis, revenue would have grown 17% year over year.
•Global Monthly Active Users ("MAUs") increased 11% year over year to 640 million.
•GAAP net loss was $47 million and Adjusted EBITDA was $311 million.
•Net cash provided by operating activities was $293 million and free cash flow was $270 million.
“Our Q2 results reflect the scale and strength of our platform: more than $1.1 billion in revenue, growing 18%, and 640 million monthly active users, our 11th consecutive quarter of double digit user growth,” said Bill Ready, CEO of Pinterest. “AI is at the heart of our momentum and is a clear accelerant for our business. It is trained on our unique human curation of style and taste, making Pinterest more personalized and actionable for users, while improving performance for advertisers and creating more opportunities to monetize over the long term."
Q2 2026 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended June 30,		% Change
	2026	2025
Revenue	$1,179,654	$998,227	18%
Constant currency % growth(1)(2)			17%

Net income (loss)	$(46,669)	$38,755	NM
Net income (loss) margin	(4)%	4%

Non-GAAP net income(2)	$249,518	$228,270	9%

Adjusted EBITDA(2)	$311,307	$250,776	24%
Adjusted EBITDA margin(2)	26%	25%

Net cash provided by operating activities	$292,885	$207,693	41%
Free cash flow(2)	$269,933	$196,683	37%

NM = Not meaningful
(1) On a constant currency basis, revenue for the three months ended June 30, 2026 was $1,169.3 million due to a $10.4 million favorable impact of changes in foreign exchange rates.
(2) For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q2 2026 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user (ARPU) based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended June 30,		% Change
	2026	2025
Revenue - Global	$1,180	$998	18%
Revenue - U.S. and Canada	$880	$745	18%
Revenue - Europe	$213	$191	12%
Revenue - Rest of World	$87	$63	38%

MAUs - Global	640	578	11%
MAUs - U.S. and Canada	106	102	4%
MAUs - Europe	157	146	8%
MAUs - Rest of World	377	329	15%

ARPU - Global	$1.86	$1.74	7%
ARPU - U.S. and Canada	$8.30	$7.29	14%
ARPU - Europe	$1.35	$1.30	4%
ARPU - Rest of World	$0.23	$0.19	21%

Guidance
For Q3 2026, we expect revenue to be in the range of $1,190 million to $1,210 million, representing 13% - 15% growth year over year, which assumes a modest headwind from foreign exchange based on current spot rates. We expect Q3 2026 Adjusted EBITDA* to be in the range of $335 million to $355 million.
We intend to provide further details on our outlook during the conference call.
_____________
*We have not provided the forward-looking GAAP equivalent for forward-looking Adjusted EBITDA or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense and income taxes. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our second quarter 2026 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as "believes," "estimates," "expect," "may," "will," "can," "could," "would", "might," "continue," "intends," "plans," "forecasts," "strategy," "projections," "goals," "trends," "projects," "targets," "anticipates," "potential," "looking ahead," "long-term" or and similar expressions, or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, statements about: general economic uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, tariffs and related retaliatory actions and other trade protection measures, stress in the banking industry, foreign exchange fluctuations and supply-chain issues; the effect of general economic and political conditions; our financial performance, including revenue, cost and expenses and cash flows; our ability to attract, retain and recover users and maintain and grow their level of engagement; our ability to provide content that is useful and relevant to users' personal taste and interests; our ability to develop successful new products or improve existing ones; our ability to maintain and enhance our brand and reputation; potential harm caused by compromises in security, including our cybersecurity protections and resources and costs required to prevent, detect and remediate potential security breaches; potential harm caused by changes in online application stores or internet search engines' methodologies, particularly search engine optimization methodologies and policies; discontinuation, disruptions or outages in third-party single sign-on access; our ability to compete effectively in our industry; our ability to scale our business, including our monetization efforts; our ability to attract and retain advertisers and scale our revenue model; our ability to attract and retain creators and publishers that create relevant and engaging content; our ability to develop effective products and tools for advertisers, including measurement tools; our ability to expand and monetize our platform internationally; our ability to effectively manage the growth of our business; our ability to continue to use and develop artificial intelligence ("AI") as well as managing the challenges and risks posed by AI; our ability to successfully manage our flexible work model with a more distributed workforce; our ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce the long-term benefits we expect; fluctuations in our operating results; our ability to raise additional capital on favorable terms or at all; our ability to realize anticipated benefits from mergers and acquisitions, joint ventures, strategic partnerships and other investments; our ability to protect our intellectual property; our ability to receive, process, store, use and share data, and compliance with laws and regulations related to data privacy and content; current or potential litigation and regulatory actions involving us; our ability to comply with modified or new laws and regulations applying to our business, and potential harm to our business as a result of those laws and regulations; real or perceived inaccuracies in metrics related to our business; disruption of, degradation in or interference with our use of Amazon Web Services and our infrastructure; our ability to implement our restructuring plan effectively; and our ability to attract and retain personnel. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of August 4, 2026. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, constant currency revenue and free cash flow. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, payroll tax expense related to share-based compensation, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income (loss) exclude amortization of acquired intangible assets, share-based compensation expense, payroll tax expense related to share-based compensation and restructuring charges. In addition to these exclusions, we also subtract an assumed provision for income taxes to calculate non-GAAP net income. We calculate the non-GAAP income tax provision using a fixed long-term projected tax rate in order to provide better consistency across reporting periods. The fixed long-term projected tax rate uses a financial projection that excludes the direct impact of our non-GAAP adjustments and eliminates the effects of items that can vary in size and frequency. For 2025 and 2026, we used a long-term projected tax rate of 20%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including significant changes in the geographic earnings mix or changes in tax laws and regulations. We re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. Non-GAAP income (loss) from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by diluted weighted-average shares outstanding. We calculate constant currency revenue by translating our current period revenue using the corresponding prior period’s monthly exchange rates for currencies other than the U.S. dollar. We define free cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures. We use these non-GAAP financial measures to evaluate our operating results and for financial and operational decision-making purposes. We believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of non-GAAP financial measures rather than the nearest GAAP equivalents. For example, Adjusted EBITDA excludes: (i) certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and (ii) share-based compensation expense and payroll tax expense related to share-based compensation, which have been, and will continue to be for the foreseeable future, significant recurring expenses and an important part of our compensation strategy. In addition, constant currency revenue excludes the effect of changes in foreign currency exchange rates, which have an actual effect on our operating results, and free cash flow does not reflect our future contractual commitments arising from purchases of property and equipment.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define an MAU as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs does not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our ARPU metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Andrew Somberg
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$422,484	$969,342
Marketable securities	852,417	1,497,811
Accounts receivable, net	932,000	997,849
Prepaid expenses and other current assets	116,446	90,735
Total current assets	2,323,347	3,555,737
Property and equipment, net	97,447	66,451
Operating lease right-of-use assets	143,050	150,399
Intangible assets, net	83,037	6,083
Goodwill	475,290	100,227
Deferred tax assets	1,616,367	1,592,153
Other assets	20,840	21,082
Total assets	$4,759,378	$5,492,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$145,148	$129,810
Accrued expenses and other current liabilities	464,663	335,663
Total current liabilities	609,811	465,473
Convertible notes, net (1)	981,128	—
Operating lease liabilities	215,507	220,581
Other liabilities	59,034	60,840
Total liabilities	1,865,480	746,894
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 490,712 and 584,866 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 74,785 and 79,680 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	6	7
Additional paid-in capital	2,886,635	4,612,205
Accumulated other comprehensive income (loss)	(1,180)	4,333
Retained earnings	8,437	128,693
Total stockholders’ equity	2,893,898	4,745,238
Total liabilities and stockholders’ equity	$4,759,378	$5,492,132

(1)Includes amounts attributable to related party transactions. Refer to Note 12 of our condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026 for further information on related party arrangements.

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$1,179,654	$998,227	$2,187,168	$1,853,215
Costs and expenses:
Cost of revenue	257,354	203,009	495,906	402,279
Research and development	451,010	359,624	831,799	691,289
Sales and marketing	374,273	313,075	692,124	566,995
General and administrative	137,880	126,849	241,397	232,459
Restructuring	14,335	—	61,432	—
Total costs and expenses	1,234,852	1,002,557	2,322,658	1,893,022
Loss from operations	(55,198)	(4,330)	(135,490)	(39,807)
Interest income (expense), net	7,334	28,022	25,120	55,315
Other income (expense), net	(1,295)	10,960	(2,289)	15,479
Income (loss) before provision for (benefit from) income taxes	(49,159)	34,652	(112,659)	30,987
Provision for (benefit from) income taxes	(2,490)	(4,103)	7,597	(16,690)
Net income (loss)	$(46,669)	$38,755	$(120,256)	$47,677
Net income (loss) per share:
Basic	$(0.08)	$0.06	$(0.20)	$0.07
Diluted	$(0.08)	$0.06	$(0.20)	$0.07
Weighted-average shares used in computing net income (loss) per share:
Basic	562,913	676,852	599,629	676,688
Diluted	562,913	689,837	599,629	689,598

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating activities
Net income (loss)	$(46,669)	$38,755	$(120,256)	$47,677
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,785	6,090	20,611	11,938
Share-based compensation	324,517	227,234	555,963	414,660
Deferred income taxes	(6,702)	(5,925)	(1,368)	(27,999)
Non-cash charitable contributions	12,198	13,495	12,198	13,495
Net amortization of investment premium and discount	(2,207)	(4,105)	(5,428)	(9,513)
Other	6,321	16,132	(570)	16,892
Changes in assets and liabilities:
Accounts receivable	(100,000)	(49,784)	95,004	135,297
Prepaid expenses and other assets	(5,771)	(23,814)	(27,746)	(22,853)
Operating lease right-of-use assets	9,129	7,023	19,730	14,245
Accounts payable	75,136	(4,284)	(8,433)	8,752
Accrued expenses and other liabilities	25,553	(3,883)	102,417	(14,285)
Operating lease liabilities	(10,405)	(9,241)	(21,214)	(16,907)
Net cash provided by operating activities	292,885	207,693	620,908	571,399
Investing activities
Purchases of property and equipment	(22,952)	(11,010)	(39,293)	(18,299)
Purchases of marketable securities	(210,159)	(462,975)	(438,808)	(878,311)
Sales of marketable securities	32,721	10,540	436,611	12,890
Maturities of marketable securities	246,275	377,376	647,214	809,600
Acquisition of business, net of cash acquired	—	—	(446,954)	—
Net cash provided by (used in) investing activities	45,885	(86,069)	158,770	(74,120)
Financing activities
Proceeds from exercise of stock options, net	—	—	—	8,053
Repurchases of Class A common stock	(78,578)	(52,626)	(2,024,886)	(227,626)
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(111,633)	(105,714)	(180,532)	(199,468)
Proceeds from issuance of convertible notes, net of issuance costs (1)	(5,091)	—	979,894	—
Purchase of capped calls related to convertible notes	(99,187)	—	(99,187)	—
Other financing activities	—	—	(1,890)	—
Net cash used in financing activities	(294,489)	(158,340)	(1,326,601)	(419,041)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	122	1,376	50	2,278
Net increase (decrease) in cash, cash equivalents and restricted cash	44,403	(35,340)	(546,873)	80,516
Cash, cash equivalents and restricted cash, beginning of period	384,086	1,257,077	975,362	1,141,221
Cash, cash equivalents and restricted cash, end of period	$428,489	$1,221,737	$428,489	$1,221,737

(1)Includes amounts attributable to related party transactions. Refer to Note 12 of our condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026 for further information on related party arrangements.

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2026	2025
Share-based compensation by function: (1)
Cost of revenue	$8,484	$4,983
Research and development	212,537	145,939
Sales and marketing	52,155	38,715
General and administrative	46,553	37,597
Total share-based compensation	$319,729	$227,234

Payroll tax expense related to share-based compensation by function:
Cost of revenue	$247	$145
Research and development	6,238	4,898
Sales and marketing	2,263	1,957
General and administrative	1,279	1,287
Total payroll tax expense related to share-based compensation	$10,027	$8,287

Amortization of acquired intangible assets by function: (1)
Cost of revenue	$3,654	$1,337
Sales and marketing	916	135
General and administrative	197	197
Total amortization of acquired intangible assets	$4,767	$1,669

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$1,234,852	$1,002,557
Share-based compensation (1)	(319,729)	(227,234)
Payroll tax expense related to share-based compensation	(10,027)	(8,287)
Amortization of acquired intangible assets (1)	(4,767)	(1,669)
Restructuring charges	(14,335)	—
Non-cash charitable contributions	(12,198)	(13,495)
Total non-GAAP costs and expenses	$873,796	$751,872

(1)Excludes share-based compensation expense of $4.8 million and amortization expense of $1.6 million included in restructuring charges for the three months ended June 30, 2026.

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2026	2025
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(46,669)	$38,755
Depreciation and amortization (1)	10,216	6,090
Share-based compensation (1)	319,729	227,234
Payroll tax expense related to share-based compensation	10,027	8,287
Interest (income) expense, net	(7,334)	(28,022)
Other (income) expense, net	1,295	(10,960)
Benefit from income taxes	(2,490)	(4,103)
Restructuring charges (2)	14,335	—
Non-cash charitable contributions	12,198	13,495
Adjusted EBITDA	$311,307	$250,776

Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$(46,669)	$38,755
Share-based compensation (1)	319,729	227,234
Payroll tax expense related to share-based compensation	10,027	8,287
Amortization of acquired intangible assets (1)	4,767	1,669
Restructuring charges (2)	14,335	—
Non-cash charitable contributions	12,198	13,495
Income tax effects and tax adjustments (3)	(64,869)	(61,170)
Non-GAAP net income	$249,518	$228,270

Basic weighted-average shares used in computing net income (loss) per share	562,913	676,852
Weighted-average dilutive securities (4)	14,715	12,985
Diluted weighted-average shares used in computing non-GAAP net income per share	577,628	689,837
Non-GAAP net income per share	$0.43	$0.33

Reconciliation of free cash flow:
Net cash provided by operating activities	$292,885	$207,693
Less:
Purchases of property and equipment	(22,952)	(11,010)
Free cash flow	$269,933	$196,683

(1)Excludes share-based compensation expense of $4.8 million and amortization expense of $1.6 million included in restructuring charges for the three months ended June 30, 2026.
(2)We have excluded restructuring charges associated with our Restructuring Plan from Adjusted EBITDA because it is non-recurring and not reflective of our ongoing business operations or the underlying trends in our business.
(3)Includes the income tax effect of our non-GAAP adjustments using a long-term projected tax rate of 20% and other tax adjustments.
(4)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.